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                                                                    EXHIBIT 10.8

                            NONCOMPETITION AGREEMENT


     AGREEMENT by and between Borg-Warner Security Corporation, a Delaware corporation (the "Company"), and J. J. Adorjan (the "Executive"), dated as of September 5, 1997.

     WHEREAS, the Executive is currently serving as the President and Chief Executive Officer of the Company pursuant to an Employment Agreement between the Company and the Executive dated as of March 25, 1995, as amended by Amendment No. 1 dated as of September 5, 1997 (the "Employment Agreement");

     WHEREAS, due to the highly competitive nature of the business of the Company, the Company has determined that it is desirable to enter into a non-competition agreement with the Executive on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Executive is willing to enter into such non-competition agreement upon such terms and conditions;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Noncompetition. (a) In the event the Executive's employment under the Employment Agreement is terminated by the Company without Cause or by the Executive for Good Reason (as so defined):
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     (i) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Board of Directors of the Company (the "Board"), engage in or become associated with a Competitive Activity.

     (ii) During the one year period beginning on the termination of the Executive's Employment under the Employment Agreement, the Executive will not directly or indirectly induce any employee of the Company to engage in any activity in which the Executive is prohibited from engaging by paragraph (i) above or to terminate his employment with the Company, and will not directly or indirectly employ or offer employment to any person who is employed by the Company.

     (iii) For purposes of Section 1(a)(i): (x) the "Noncompetition Period" means the period beginning on such termination of the Executive's employment under the Employment Agreement the third anniversary of the Executive's termination of employment under the Employment Agreement; (y) a "Competitive Activity" means any service business or other endeavor that provides guard and investigative services, alarm systems installation and monitoring services, armored transport or automated teller machine (ATM) services or overnight or same day courier delivery services; and (z) the Executive shall be considered to have become "associated with a Competitive Activity" if he becomes

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     directly or indirectly involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Executive's personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments during the Noncompetition Period and thereafter in not more than five percent of the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

     (b) Immediately upon the termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason (each as defined in the Employment Agreement), in consideration of the Executive's entering into this Agreement, the Company shall pay the Executive an amount equal to the sum of (I) the Annual Base Salary (as defined in the Employment Agreement), (II) the Severance Bonus (as defined in the Employment Agreement) and (III) the annual supplemental benefit compensation which, absent termination, would have been payable pursuant to Section 3(g) of the Employment Agreement for the twelve month period following such termination at the rate in effect at the date of the Executive's termination of employment.

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     (c) The Executive acknowledges and agrees that his obligations under this
Section 1 are of a special, unique and extraordinary character and that a failure to perform any such obligation or a violation thereof may cause irreparable injury to the Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, the Executive agrees that the Company shall be entitled, as a matter of course, to an injunction, restraining order, writ of mandamus or other equitable relief from any court of competent jurisdiction, including relief in the form of specific performance, restraining any violation or threatened violation of any term of this Section 1, or requiring compliance with or performance of any obligation under this Section 1 by the Executive and such other persons as the court shall order. The rights and remedies provided the Company hereunder are cumulative and shall be in addition to the rights and remedies otherwise available to the Company under any other agreement or applicable law. In addition, the Executive agrees that if he breaches any provision of this Section 1, the Executive shall remit to the Company any amounts paid to him pursuant to paragraph (b) above. The Executive acknowledges and agrees that the provisions of this paragraph (c) are reasonable and necessary for the protection of the Company.

     2. Arbitration; Attorneys' Fees. Except as provided in Section 1(c) above, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the State of Illinois, in accordance with the rules of the American Arbitration Association then in effect,

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and judgment may be entered on the arbitrator's award in any court having jurisdiction. If the Executive shall prevail, in whole or in part, as to any material issue in any contest (whether initiated by the Executive or by the Company) as to the validity, enforceability or interpretation of any provision of this Agreement, the Company shall pay all reasonable expenses incurred by the Executive with respect to such contest, including, without limitation, his reasonable attorney's fees.

     3. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

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     4.  Miscellaneous.  (a)  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:
     J. J. Adorjan
     223 North Bemiston
     Clayton, Missouri 63105

     If to the Company:

     Borg-Warner Security Corporation
     200 South Michigan Avenue
     Chicago, Illinois 60604
     Attention: General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this Section 4(b). Notices and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or

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unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

     (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

     (e) The failure of the Executive or the Company to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

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                                       /s/ J. Joe Adorjan
                                       ------------------
                                       J. J. Adorjan

                                       BORG-WARNER SECURITY
                                         CORPORATION


                                       By: /s/ Robert E.T. Lackey
                                           ----------------------
                                       Name: Robert E.T. Lackey
                                       Title: Vice President and
                                              General Counsel

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